Subject to Completion Preliminary Term Sheet dated April 22, 2024
Filed Pursuant to Rule 424(b)(2)
 Registration Statement No. 333-268718 and 333-268718-01
(To Prospectus dated December 30, 2022,
Prospectus Supplement dated December 30, 2022 and
Product Supplement EQUITY STR-1
dated May 31, 2023)

This term sheet, which is not complete and may be changed, relates to an effective Registration Statement under the Securities Act of 1933.  This term sheet and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these notes in any country or jurisdiction where such an offer would not be permitted.
Units $10 principal amount per unit CUSIP No.	Pricing Date* Settlement Date* Maturity Date*	April , 2024 May , 2024 April , 2027
*Subject to change based on the actual date the notes are priced for initial sale to the public (the “pricing date”)

BofA Finance LLC
Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket
Fully and Unconditionally Guaranteed by Bank of America Corporation
■
Automatically callable if the value of the Basket on any Observation Date, occurring approximately one, two and three years after the pricing date, is at or above the Starting Value
■
In the event of an automatic call, the amount payable per unit will be:
■
[$10.95 to $11.05] if called on the first Observation Date
■
[$11.90 to $12.10] if called on the second Observation Date
■
[$12.85 to $13.15] if called on the final Observation Date
■
If not called on the first or second Observation Dates, a maturity of approximately three years
■
If not called, 1-to-1 downside exposure to decreases in the Basket, with up to 100% of your principal at risk
■
The Basket will be comprised of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the FTSE® 100 Index, the Nikkei Stock Average Index, the Swiss Market Index, the S&P/ASX 200 Index and the FTSE® China 50 Index. The Russell 2000® Index will be given an initial weight of 40.00%, the S&P 500® Index will be given an initial weight of 30.00%, the EURO STOXX 50® Index will be given an initial weight of 12.00%, each of the FTSE® 100 Index and the Nikkei Stock Average Index will be given an initial weight of 6.00%, the Swiss Market Index will be given an initial weight of 2.50%, the S&P/ASX 200 Index will be given an initial weight of 2.00% and the FTSE® China 50 Index will be given an initial weight of 1.50%
■
All payments are subject to the credit risk of BofA Finance LLC, as issuer of the notes, and the credit risk of Bank of America Corporation, as guarantor of the notes
■
No periodic interest payments
■
In addition to the underwriting discount set forth below, the notes include a hedging-related charge of $0.05 per unit. See “Structuring the Notes”
■
Limited secondary market liquidity, with no exchange listing

The notes are being issued by BofA Finance LLC (“BofA Finance”) and are fully and unconditionally guaranteed by Bank of America Corporation (“BAC”). There are important differences between the notes and a conventional debt security, including different investment risks and certain additional costs. See “Risk Factors” beginning on page TS-7 of this term sheet and “Risk Factors” beginning on page PS-7 of the accompanying product supplement, page S-6 of the accompanying Series A MTN prospectus supplement and page 7 of the accompanying prospectus.
The initial estimated value of the notes as of the pricing date is expected to be between $9.21 and $9.88 per unit, which is less than the public offering price listed below. See “Summary” on the following page, “Risk Factors” beginning on page TS-7 of this term sheet and “Structuring the Notes” on page TS-29 of this term sheet for additional information. The actual value of your notes at any time will reflect many factors and cannot be predicted with accuracy.
_________________________
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this Note Prospectus (as defined below) is truthful or complete. Any representation to the contrary is a criminal offense.
_________________________
	Per Unit	Total
Public offering price(1)	$10.00	$
Underwriting discount(1)	$ 0.20	$
Proceeds, before expenses, to BofA Finance	$ 9.80	$
(1)
For any purchase of 300,000 units or more in a single transaction by an individual investor or in combined transactions with the investor's household in this offering, the public offering price and the underwriting discount will be $9.95 per unit and $0.15 per unit, respectively. See “Supplement to the Plan of Distribution; Conflicts of Interest” below.

The notes and the related guarantee:
Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value
BofA Securities
April  , 2024

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
Summary
The Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April  , 2027 (the “notes”) are our senior unsecured debt securities. Payments on the notes are fully and unconditionally guaranteed by BAC. The notes and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral. The notes will rank equally in right of payment with all of BofA Finance’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the notes, including any repayment of principal, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor. The notes will be automatically called at the applicable Call Amount if the Observation Level of the Market Measure, which is the global equity index basket described below (the “Basket”), is equal to or greater than the Call Level on the applicable Observation Date. If your notes are not called, at maturity, if the Ending Value is less than the Threshold Value, you will lose all or a portion of the principal amount of your notes. Any payments on the notes, including the amount you receive at maturity or upon an automatic call, will be calculated based on the $10 principal amount per unit and will depend on the performance of the Basket, subject to our and BAC’s credit risk. See “Terms of the Notes” below.
The Basket will be comprised of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the FTSE® 100 Index, the Nikkei Stock Average Index, the Swiss Market Index, the S&P/ASX 200 Index and the FTSE® China 50 Index (each a “Basket Component”). On the pricing date, the Russell 2000® Index will be given an initial weight of 40.00%, the S&P 500® Index will be given an initial weight of 30.00%, the EURO STOXX 50® Index will be given an initial weight of 12.00%, each of the FTSE® 100 Index and the Nikkei Stock Average Index will be given an initial weight of 6.00%, the Swiss Market Index will be given an initial weight of 2.50%, the S&P/ASX 200 Index will be given an initial weight of 2.00% and the FTSE® China 50 Index will be given an initial weight of 1.50%.
The economic terms of the notes (including the Call Amounts and Call Premiums) are based on BAC’s internal funding rate, which is the rate it would pay to borrow funds through the issuance of market-linked notes and the economic terms of certain related hedging arrangements. BAC’s internal funding rate is typically lower than the rate it would pay when it issues conventional fixed or floating rate debt securities. This difference in funding rate, as well as the underwriting discount and the hedging-related charge described below, will reduce the economic terms of the notes to you and the initial estimated value of the notes on the pricing date. Due to these factors, the public offering price you pay to purchase the notes will be greater than the initial estimated value of the notes.
On the cover page of this term sheet, we have provided the initial estimated value range for the notes. This initial estimated value range was determined based on our, BAC’s and our other affiliates’ pricing models, which take into consideration BAC’s internal funding rate and the market prices for the hedging arrangements related to the notes. The notes are subject to an automatic call, and the initial estimated value is based on an assumed tenor of the notes. The initial estimated value of the notes calculated on the pricing date will be set forth in the final term sheet made available to investors in the notes. For more information about the initial estimated value and the structuring of the notes, see “Structuring the Notes” on page TS-29.
Terms of the Notes		Payment Determination
Issuer:	BofA Finance LLC (“BofA Finance”)	Automatic Call Provision: Redemption Amount Determination: If the notes are not called you will receive the Redemption Amount per unit on the maturity date, determined as follows:
Guarantor:	Bank of America Corporation (“BAC”)
Principal Amount:	$10.00 per unit
Term:	Approximately three years, if not called on the first or second Observation Dates
Market Measure:
A global equity index basket comprised of the Russell 2000® Index (Bloomberg symbol: “RTY”), the S&P 500® Index (Bloomberg symbol: “SPX”), the EURO STOXX 50® Index (Bloomberg symbol: “SX5E”), the FTSE® 100 Index (Bloomberg symbol: “UKX”), the Nikkei Stock Average Index (Bloomberg symbol: “NKY”), the Swiss Market Index (Bloomberg symbol: “SMI”) the S&P/ASX 200 Index (Bloomberg symbol: “AS51”) and the FTSE® China 50 Index (Bloomberg symbol: "XIN0I"). Each Basket Component is a price return index.

Starting Value:	The Starting Value will be set to 100.00 on the pricing date
Ending Value:	The Observation Level of the Market Measure on the final Observation Date
Observation Level:	The value of the Market Measure on the applicable Observation Date
Observation Dates:
On or about April , 2025, April  , 2026 and April  , 2027 (the final Observation Date), approximately one, two and three years after the pricing date.
The Observation Dates are subject to postponement in the event of Market Disruption Events, as described on page 29 of the accompanying product supplement.

Call Level:	100% of the Starting Value	Because the Threshold Value for the notes is equal to the Starting Value, you will lose all or a portion of your investment if the Ending Value is less than the Starting Value.
Call Amounts (per Unit) and Call Premiums:
[$10.95 to $11.05], representing a Call Premium of [9.50% to 10.50%] of the principal amount, if called on the first Observation Date;
[$11.90 to $12.10], representing a Call Premium of [19.00% to 21.00%] of the principal amount, if called on the second Observation Date;
[$12.85 to $13.15], representing a Call Premium of [28.50% to 31.50%] of the principal amount, if called on the final Observation Date.
The actual Call Amounts and Call Premiums will be determined on the pricing date.

Call Settlement Dates:
Approximately the fifth business day following the applicable Observation Date, subject to postponement as described on page PS-26 of the accompanying product supplement; provided however, that the Call Settlement Date related to the final Observation Date will be the maturity date.

Autocallable Strategic Accelerated Redemption Securities®	TS-2

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
Threshold Value:	100% of the Starting Value.
Fees and Charges:	The underwriting discount of $0.20 per unit listed on the cover page and the hedging-related charge of $0.05 per unit described in “Structuring the Notes” on page TS-29.
Calculation Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.

Autocallable Strategic Accelerated Redemption Securities®	TS-3

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
The terms and risks of the notes are contained in this term sheet and in the following:
■	Product supplement EQUITY STR-1 dated May 31, 2023:
https://www.sec.gov/Archives/edgar/data/70858/000119312523158526/d500728d424b2.htm
■	Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022:
https://www.sec.gov/Archives/edgar/data/1682472/000119312522315195/d409418d424b3.htm
These documents (together, the “Note Prospectus”) have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) or BofAS by calling 1-800-294-1322.
Before you invest, you should read the Note Prospectus, including this term sheet, for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by the Note Prospectus. Certain terms used but not defined in this term sheet have the meanings set forth in the accompanying product supplement.  Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.
Investor Considerations
You may wish to consider an investment in the notes if:	The notes may not be an appropriate investment for you if:
■
You anticipate that the value of the Basket on any of the Observation Dates will be equal to or greater than the Starting Value and, in that case, you accept an early exit from your investment.
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You accept that the return on the notes will be limited to the return represented by the applicable Call Premium even if the percentage change in the value of the Basket is greater than the applicable Call Premium.
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If the notes are not automatically called, you accept that your investment will result in a loss, which could be significant, if the Ending Value is below the Threshold Value.
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You are willing to forgo the interest payments that are paid on conventional interest bearing debt securities.
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You are willing to forgo dividends or other benefits of owning the stocks included in the Basket Components.
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You are willing to accept a limited or no market for sales prior to maturity, and understand that the market prices for the notes, if any, will be affected by various factors, including our and BAC's actual and perceived creditworthiness, BAC's internal funding rate and fees and charges on the notes.
■
You are willing to assume our credit risk, as issuer of the notes, and BAC's credit risk, as guarantor of the notes, for all payments under the notes, including the Call Amounts and the Redemption Amount.

■
You wish to make an investment that cannot be automatically called prior to maturity.
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You believe that the notes will not be automatically called and the value of the Basket will decrease from the Starting Value to the Ending Value.
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You anticipate that the Observation Level will be less than the Call Level on each Observation Date.
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You seek an uncapped return on your investment.
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You seek principal repayment or preservation of capital.
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You seek interest payments or other current income on your investment.
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You want to receive dividends or other distributions paid on the stocks included in the Basket Components.
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You seek an investment for which there will be a liquid secondary market.
■
You are unwilling or are unable to take market risk on the notes or to take our credit risk as issuer of the notes or to take BAC's credit risk, as guarantor of the notes.

We urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the notes.
Autocallable Strategic Accelerated Redemption Securities®	TS-4

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
Examples of Hypothetical Payments
The following examples are for purposes of illustration only. They are based on hypothetical values and show hypothetical returns on the notes. They illustrate the calculation of the Call Amount or Redemption Amount, as applicable, based on the hypothetical terms set forth below. The actual amount you receive and the resulting return will depend on the actual Observation Levels, Call Premiums, and the term of your investment. The following examples do not take into account any tax consequences from investing in the notes. These examples are based on:
1)	the Starting Value of 100.00;
2)	the Threshold Value of 100.00;
3)	the Call Level of 100.00;
4)	an expected term of the notes of approximately three years, if the notes are not called on the first or second Observation Dates;
5)
a Call Premium of 10.00% of the principal amount if the notes are called on the first Observation Date; 20.00% if called on the second Observation Date; and 30.00% if called on the final Observation Date (the midpoint of the applicable Call Premium ranges); and

6)	Observation Dates occurring approximately one, two and three years after the pricing date.
For recent hypothetical values of the Basket, see “The Basket” section below. For recent actual levels of the Basket Components, see “The Basket Components” section below. Each Basket Component is a price return index and as such the Ending Value will not include any income generated by dividends paid on the stocks included in any of the Basket Components, which you would otherwise be entitled to receive if you invested in those stocks directly. In addition, all payments on the notes are subject to issuer and guarantor credit risk.
Autocallable Strategic Accelerated Redemption Securities®	TS-5

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
Notes Are Called on an Observation Date
The notes will be called at $10.00 plus the applicable Call Premium on one of the Observation Dates if the relevant Observation Level is equal to or greater than the Call Level.
Example 1 - The Observation Level on the first Observation Date is 110.00. Therefore, the notes will be called at $10.00 plus the Call Premium of $1.00 = $11.00 per unit. After the notes are called, they will no longer remain outstanding and there will not be any further payments on the notes.
Example 2 - The Observation Level on the first Observation Date is below the Call Level, but the Observation Level on the second Observation Date is 105.00. Therefore, the notes will be called at $10.00 plus the Call Premium of $2.00 = $12.00 per unit. After the notes are called, they will no longer remain outstanding and there will not be any further payments on the notes.
Example 3 - The Observation Levels on each of the first and second Observation Dates are below the Call Level, but the Observation Level on the third Observation Date is 105.00. Therefore, the notes will be called at $10.00 plus the Call Premium of $3.00 = $13.00 per unit. After the notes are called, they will no longer remain outstanding and there will not be any further payments on the notes.
Notes Are Not Called on Any Observation Date
Example 4 - The notes are not called on any Observation Date and the Ending Value is less than the Threshold Value. The Redemption Amount will be less, and possibly significantly less, than the principal amount. For example, if the Ending Value is 85.00, the Redemption Amount per unit will be:
	Notes Are Called on an Observation Date			Notes Are Not Called on Any Observation Date
	Example 1	Example 2	Example 3	Example 4
Starting Value	100.00	100.00	100.00	100.00
Call level	100.00	100.00	100.00	100.00
Threshold value	100.00%	100.00%	100.00%	100.00%
Observation Level on the first Observation Date	110.00%	86.00%	80.00%	82.00%
Observation Level on the second Observation Date	N/A	105.00%	89.00%	78.00%
Observation Level on the third Observation Date	N/A	N/A	105.00%	85.00%
Return of the Basket	10.00%	5.00%	5.00%	-15.00%
Return of the Notes	10.00%	20.00%	30.00%	-15.00%
Call Amount / Redemption Amount per Unit	$11.00	$12.00	$13.00	$8.50
Autocallable Strategic Accelerated Redemption Securities®	TS-6

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
Risk Factors
There are important differences between the notes and a conventional debt security. An investment in the notes involves significant risks, including those listed below. You should carefully review the more detailed explanation of risks relating to the notes in the “Risk Factors” sections beginning on page PS-7 of the accompanying product supplement, page S-6 of the Series A MTN prospectus supplement, and page 7 of the prospectus identified above. We also urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the notes.
Structure-related Risks
■	If the notes are not automatically called, your investment may result in a loss; there is no guaranteed return of principal.
■	Your return on the notes may be less than the yield you could earn by owning a conventional fixed or floating rate debt security of comparable maturity.
■
Payments on the notes are subject to our credit risk, and the credit risk of BAC, and actual or perceived changes in our or BAC’s creditworthiness are expected to affect the value of the notes. If we and BAC become insolvent or are unable to pay our respective obligations, you may lose your entire investment.

■	Your investment return is limited to the return represented by the applicable Call Premium and may be less than a comparable investment directly in the stocks included in the Basket Components.
■    We are a finance subsidiary and, as such, have no independent assets, operations or revenues.
■          BAC’s obligations under its guarantee of the notes will be structurally subordinated to liabilities of its subsidiaries.
■      The notes issued by us will not have the benefit of any cross-default or cross-acceleration with other indebtedness of BofA Finance or BAC; events of bankruptcy or insolvency or resolution proceedings relating to BAC and covenant breach by BAC will not constitute an event of default with respect to the notes.
Valuation- and Market-related Risks
■
The initial estimated value of the notes considers certain assumptions and variables and relies in part on certain forecasts about future events, which may prove to be incorrect. The initial estimated value of the notes is an estimate only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of BAC, BAC’s internal funding rate on the pricing date, mid-market terms on hedging transactions, expectations on interest rates and volatility, price-sensitivity analysis, and the expected term of the notes.  These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect.

■
The public offering price you pay for the notes will exceed the initial estimated value. If you attempt to sell the notes prior to maturity, their market value may be lower than the price you paid for them and lower than the initial estimated value. This is due to, among other things, changes in the value of the Basket, changes in BAC’s internal funding rate, and the inclusion in the public offering price of the underwriting discount and the hedging-related charge, all as further described in “Structuring the Notes” on page TS-29. These factors, together with various credit, market and economic factors over the term of the notes, are expected to reduce the price at which you may be able to sell the notes in any secondary market and will affect the value of the notes in complex and unpredictable ways.

■
The initial estimated value does not represent a minimum or maximum price at which we, BAC, MLPF&S, BofAS or any of our other affiliates would be willing to purchase your notes in any secondary market (if any exists) at any time. The value of your notes at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Basket, our and BAC’s creditworthiness and changes in market conditions.

■
A trading market is not expected to develop for the notes. None of us, BAC, MLPF&S or BofAS is obligated to make a market for, or to repurchase, the notes. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

Conflict-related Risks
■
BAC and its affiliates’ hedging and trading activities (including trades in shares of companies included in the Basket Components) and any hedging and trading activities BAC or its affiliates engage in that are not for your account or on your behalf, may affect the market value and return of the notes and may create conflicts of interest with you.

■	There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent.
Market Measure-related Risks
■
Increases in the level of one of the Basket Components may be offset by decreases in the level of the other Basket Components. Due to the different Initial Component Weights, changes in the level of some Basket Components will have a more substantial impact on the value of the Basket than similar changes in the levels of the other Basket Components.

■	The index sponsors may adjust each Basket Component in a way that affects its level, and the index sponsors have no obligation to consider your interests.
Autocallable Strategic Accelerated Redemption Securities®	TS-7

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
■
You will have no rights of a holder of the securities included in the Basket Components, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities.

■
While BAC and our other affiliates may from time to time own securities of companies included in the Basket Components, except to the extent that BAC's common stock is included in a Basket Component, we, BAC and our other affiliates do not control any company included in any Basket Component, and have not verified any disclosure made by any other company.

■
Your return on the notes and the value of the notes may be affected by exchange rate movements and factors affecting the international securities markets, specifically changes in the countries represented by the Basket Components. In addition, you will not obtain the benefit of any increase in the value of the currencies in which the securities included in the Basket Components trade against the U.S. dollar, which you would have received if you had owned the securities represented by the Basket Components during the term of your notes, although the levels of the Basket Components may be adversely affected by general exchange rate movements in the market.

Tax-related Risks
■
The U.S. federal income tax consequences of the notes are uncertain, and may be adverse to a holder of the notes. See “Summary Tax Consequences” below and “U.S. Federal Income Tax Summary” beginning on page 41 of the accompanying product supplement.

Additional Risk Factors
The notes are subject to risks associated with small-size capitalization companies.
The stocks composing the Russell 2000® Index are issued by companies with small-sized market capitalization. The stock prices of small-size companies may be more volatile than stock prices of large capitalization companies. Small-size capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small-size capitalization companies may also be more susceptible to adverse developments related to their products or services.
Other Terms of the Notes
Market Measure Business Day
The following definition shall supersede and replace the definition of a “Market Measure Business Day” set forth in the accompanying product supplement.
A “Market Measure Business Day” means a day on which:
(A)
each of the New York Stock Exchange and NASDAQ Stock Market, Inc. (as to the Russell 2000® Index and the S&P 500® Index), the Eurex (as to the EURO STOXX 50® Index), the London Stock Exchange (as to the FTSE® 100 Index), the Tokyo Stock Exchange (as to the Nikkei Stock Average Index), the SIX Swiss Exchange (as to the Swiss Market Index), the Australian Stock Exchange (as to the S&P/ASX 200 Index), and the Hong Kong Stock Exchange (as to the FTSE® China 50 Index) (or any successor to the foregoing exchanges) are open for trading; and

(B)	the Basket Components or any successors thereto are calculated and published.
Autocallable Strategic Accelerated Redemption Securities®	TS-8

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
The Basket
The Basket is designed to allow investors to participate in the percentage changes in the levels of the Basket Components from the Starting Value to the Ending Value of the Basket. The Basket Components are described in the section “The Basket Components” below. Each Basket Component will be assigned an initial weight on the pricing date, as set forth in the table below.
For more information on the calculation of the value of the Basket, please see the section entitled “Description of the Notes—Basket Market Measures” beginning on page 36 of the accompanying product supplement.
If April 17, 2024 were the pricing date, for each Basket Component, the Initial Basket Components Weight, the closing level, the hypothetical Basket Components Ratio and the initial contribution to the Basket value would be as follows:
Basket Component	Bloomberg Symbol	Initial Basket Components Weight	Closing Level(1)(2)	Hypothetical Basket Components Ratio(1)(3)	Initial Basket Value Contribution
Russell 2000® Index	RTY	40.00%	1,947.947	0.02053444	40.00
S&P 500® Index	SPX	30.00%	5,022.21	0.00597347	30.00
EURO STOXX 50® Index	SX5E	12.00%	4,914.13	0.00244194	12.00
FTSE® 100 Index	UKX	6.00%	7,847.99	0.00076453	6.00
Nikkei Stock Average Index	NKY	6.00%	37,961.80	0.00015805	6.00
Swiss Market Index	SMI	2.50%	11,231.83	0.00022258	2.50
S&P/ASX 200 Index	AS51	2.00%	7,605.590	0.00026296	2.00
FTSE® China 50 Index	XIN0I	1.50%	10,951.05	0.00013697	1.50
				Starting Value	100.00%
(1)
The actual closing level of each Basket Component and the resulting actual Component Ratios will be determined on the pricing date, subject to adjustment as more fully described in the section entitled “Description of the Notes—Basket Market Measures—Determination of the Component Ratio for Each Basket Component” beginning on page 36 of the accompanying product supplement if a Market Disruption Event occurs on the pricing date as to any Basket Component.

(2)	These were the closing levels of the Basket Components on April 17, 2024.
(3)
Each hypothetical Component Ratio equals the Initial Basket Component Weight of the relevant Basket Component (as a percentage) multiplied by 100, and then divided by the closing level of that Basket Component on April 17, 2024 and rounded to eight decimal places.

The Observation Levels and the Ending Value of the Basket will equal the value of the Basket on the applicable Observation Date. The calculation agent will calculate the value of the Basket for Observation Date by summing the products of the closing level for each Basket Component on the applicable Observation Date and the Component Ratio applicable to such Basket Component. If a Market Disruption Event occurs as to any Basket Component on a scheduled Observation Date, the closing level of that Basket Component will be determined as more fully described on page 38 of the accompanying product supplement in the section “Description of the Notes—Basket Market Measures—Observation Level of the Basket.”.
Autocallable Strategic Accelerated Redemption Securities®	TS-9

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
While actual historical information on the Basket will not exist before the pricing date, the following graph sets forth the hypothetical historical daily performance of the Basket from January 1, 2014 through April 17, 2024. The graph is based upon actual daily historical levels of the Basket Components, hypothetical Component Ratios based on the closing levels of the Basket Components as of January 1, 2014, and a Basket value of 100.00 as of that date. This hypothetical historical data on the Basket is not necessarily indicative of the future performance of the Basket or what the value of the notes may be. Any hypothetical historical upward or downward trend in the value of the Basket during any period set forth below is not an indication that the value of the Basket is more or less likely to increase or decrease at any time over the term of the notes.
Hypothetical Historical Performance of the Basket

175
150
125
100
75
50
25
0
Jan-14
Jul-14
Jan-15
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Autocallable Strategic Accelerated Redemption Securities®	TS-10

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
The Basket Components
All disclosures contained in this term sheet regarding the Basket Components, including, without limitation, their make-up, method of calculation, and changes in their components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by each of FTSE Russell with respect to the Russell 2000® Index (the “RTY”), S&P Dow Jones Indices LLC (“S&P”) with respect to the S&P 500® Index (the “SPX”), STOXX Limited (“STOXX”) with respect to the EURO STOXX 50® Index (the “SX5E”), FTSE International Limited (“FTSE”) with respect to each of the FTSE® 100 Index and the FTSE® China 50 Index (the “UKX” and the “XIN0I”, respectively), Nikkei Inc. (“Nikkei”) with respect to the Nikkei Stock Average Index (the “NKY”), the Geneva, Zurich, SIX Group Ltd., certain of its subsidiaries, and the Management Committee of the SIX Swiss Exchange (the “SIX Exchange”), with respect to the Swiss Market Index (the “SMI”) and S&P with respect to the S&P/ASX 200 Index (the “AS51”) (FTSE Russell, S&P, STOXX, FTSE, Nikkei and Six Exchange together, the “index sponsors”). The index sponsors have no obligation to continue to publish, and may discontinue or suspend the publication of any Basket Component at any time. The consequences of any index sponsor discontinuing publication of a Basket Component are discussed in the section entitled “Description of the Notes—Discontinuance of an Index” beginning on page 31 of the accompanying product supplement. None of us, BAC, the calculation agent, MLPF&S or BofAS accepts any responsibility for the calculation, maintenance, or publication of any Basket Component or any successor index.
The Russell 2000® Index
Russell Investments began dissemination of the Index on January 1, 1984. FTSE Russell calculates and publishes the Index. The Index was set to 135 as of the close of business on December 31, 1986. The Index is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index, the Index consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index measures the performance of the largest 3,000 U.S. companies, representing approximately 98% of the investable U.S. equity market. The Index is determined, comprised, and calculated by FTSE Russell without regard to the notes.
Selection of Stocks Comprising the Index
All companies eligible for inclusion in the Index must be classified as a U.S. company under FTSE Russell’s country-assignment methodology. If a company is incorporated, has a stated headquarters location, and trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible), then the company is assigned to its country of incorporation. If any of the three factors are not the same, FTSE Russell defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters, and country of the most liquid exchange (as defined by a two-year average daily dollar trading volume) from all exchanges within a country. Using the HCIs, FTSE Russell compares the primary location of the company’s assets with the three HCIs. If the primary location of its assets matches any of the HCIs, then the company is assigned to the primary location of its assets. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the primary country from which the company’s revenues are primarily derived for the comparison with the three HCIs in a similar manner. FTSE Russell uses the average of two years of assets or revenues data to reduce potential turnover. If conclusive country details cannot be derived from assets or revenues data, FTSE Russell will assign the company to the country of its headquarters, which is defined as the address of the company’s principal executive offices, unless that country is a Benefit Driven Incorporation (“BDI”) country, in which case the company will be assigned to the country of its most liquid stock exchange. BDI countries include: Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten, and Turks and Caicos Islands. For any companies incorporated or headquartered in a U.S. territory, including Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned.
All securities eligible for inclusion in the Index must trade on a major U.S. exchange. Stocks must have a closing price at or above $1.00 on their primary exchange on the last trading day in May to be eligible for inclusion during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. Initial public offerings are added each quarter and must have a closing price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion. If an existing stock does not trade on the “rank day” (typically the last trading day in May but a confirmed timetable is announced each spring) but does have a closing price at or above $1.00 on another eligible U.S. exchange, that stock will be eligible for inclusion.
An important criterion used to determine the list of securities eligible for the Index is total market capitalization, which is defined as the market price as of the last trading day in May for those securities being considered at annual reconstitution times the total number of shares outstanding. Where applicable, common stock, non-restricted exchangeable shares and partnership units/membership interests are used to determine market capitalization. Any other form of shares such as preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, installment receipts or trust receipts, are excluded from the calculation. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. If multiple share classes exist, the pricing vehicle will be designated as the share class with the highest two-year trading volume as of the rank day in May.
Companies with a total market capitalization of less than $30 million are not eligible for the Index. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible for the Index. Royalty trusts, limited liability companies, closed-end investment companies (companies that are required to report Acquired Fund Fees and Expenses, as defined by the SEC, including business development companies), blank check companies, special purpose acquisition companies, and limited partnerships are also
Autocallable Strategic Accelerated Redemption Securities®	TS-11

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
ineligible for inclusion. Bulletin board, pink sheets, and over-the-counter traded securities are not eligible for inclusion. Exchange traded funds and mutual funds are also excluded.
Annual reconstitution is a process by which the Index is completely rebuilt. Based on closing levels of the company’s common stock on its primary exchange on the rank day of May of each year, FTSE Russell reconstitutes the composition of the Index using the then existing market capitalizations of eligible companies. Reconstitution of the Index occurs on the last Friday in June or, when the last Friday in June is the 29th or 30th, reconstitution occurs on the prior Friday. In addition, FTSE Russell adds initial public offerings to the Index on a quarterly basis based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. After membership is determined, a security’s shares are adjusted to include only those shares available to the public. This is often referred to as “free float.” The purpose of the adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set.
The following graph shows the daily historical performance of the Index in the period from January 1, 2014 through April 17, 2024. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On April 17, 2024, the closing level of the Index was 1,947.947.
Historical Performance of the Index

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This historical data on the Index is not necessarily indicative of the future performance of the Index or what the value of the notes may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not an indication that the level of the Index is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the levels of the Index.
License Agreement
“Russell 2000®” and “Russell 3000®” are trademarks of FTSE Russell and have been licensed for use by our affiliate, MLPF&S. The notes are not sponsored, endorsed, sold, or promoted by FTSE Russell, and FTSE Russell makes no representation regarding the advisability of investing in the notes.
FTSE Russell and MLPF&S have entered into a non-exclusive license agreement providing for the license to MLPF&S and its affiliates, including us, in exchange for a fee, of the right to use indices owned and published by FTSE Russell in connection with some securities, including the notes. The license agreement provides that the following language must be stated in this term sheet:
“The notes are not sponsored, endorsed, sold, or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Index to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Index in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the Index is based. FTSE Russell’s only relationship to MLPF&S and to us is the licensing of certain trademarks and trade names of FTSE Russell and of the Index, which is determined, composed, and calculated by FTSE Russell without regard to MLPF&S, BofAS, us, or the notes. FTSE Russell is not responsible for and has not reviewed the notes nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or
Autocallable Strategic Accelerated Redemption Securities®	TS-12

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate, or in any way change the Index. FTSE Russell has no obligation or liability in connection with the administration, marketing, or trading of the notes.
FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MLPF&S, BOFAS, US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
The S&P 500® Index
The Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.
The Index includes companies from eleven main groups: Communication Services; Consumer Discretionary; Consumer Staples; Energy; Financials; Health Care; Industrials; Information Technology; Real Estate; Materials; and Utilities. The Index sponsor may from time to time, in its sole discretion, add companies to, or delete companies from, the Index to achieve the objectives stated above.
The Index sponsor calculates the Index by reference to the prices of the constituent stocks of the Index without taking account of the value of dividends paid on those stocks. As a result, the return on the notes will not reflect the return you would realize if you actually owned the Index constituent stocks and received the dividends paid on those stocks.
Computation of the Index
While the Index sponsor currently employs the following methodology to calculate the Index, no assurance can be given that the Index sponsor will not modify or change this methodology in a manner that may affect the Redemption Amount.
Historically, the market value of any component stock of the Index was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, the Index sponsor began shifting the Index halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the Index to full float adjustment on September 16, 2005. The Index sponsor’s criteria for selecting stocks for the Index did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the Index.
Under float adjustment, the share counts used in calculating the Index reflect only those shares that are available to investors, not all of a company’s outstanding shares.  Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.
In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the Index. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings.  However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.
Treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares, are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.
For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, the Index sponsor would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, the Index sponsor would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the Index. Constituents of the Index prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the Index. If a constituent company of the Index reorganizes into a multiple share class line structure, that company will remain in the Index at the discretion of the S&P Index Committee in order to minimize turnover.
The Index is calculated using a base-weighted aggregate methodology. The level of the Index reflects the total market value of all component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to work with and track over time. The actual total market value of the component stocks
Autocallable Strategic Accelerated Redemption Securities®	TS-13

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941- 43 = 10. In practice, the daily calculation of the Index is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the Index, it serves as a link to the original base period level of the Index. The index divisor keeps the Index comparable over time and is the manipulation point for all adjustments to the Index, which is index maintenance.
Index Maintenance
Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the Index, and do not require index divisor adjustments.
To prevent the level of the Index from changing due to corporate actions, corporate actions which affect the total market value of the Index require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the Index remains constant and does not reflect the corporate actions of individual companies in the Index. Index divisor adjustments are made after the close of trading and after the calculation of the Index closing level.
Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Share changes due to mergers or acquisitions of publicly held companies that trade on a major exchange are implemented when the transaction occurs, even if both of the companies are not in the same headline index, and regardless of the size of the change. All other changes of 5.00% or more (due to, for example, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participation units, at-the-market offerings, or other recapitalizations) are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior.
If a change in a company’s shares outstanding of 5.00% or more causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.
The following graph shows the daily historical performance of the Index in the period from January 1, 2014 through April 17, 2024. We obtained this historical data from Bloomberg L.P.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On April 17, 2024, the closing level of the Index was 5,022.21.
Historical Performance of the Index

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This historical data on the Index is not necessarily indicative of the future performance of the Index or what the value of the notes may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not an indication that the level of the Index is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the levels of the Index.
Autocallable Strategic Accelerated Redemption Securities®	TS-14

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC. “Standard & Poor’s®,” “S&P 500®” and “S&P®” are trademarks of S&P. These trademarks have been sublicensed for certain purposes by our affiliate, MLPF&S. The Index is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by MLPF&S.
The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Index to track general market performance.  S&P Dow Jones Indices’ only relationship to MLPF&S with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors.  The Index is determined, composed and calculated by S&P Dow Jones Indices without regard to us, BAC, MLPF&S, BofAS or the notes. S&P Dow Jones Indices have no obligation to take our needs, BAC’s needs or the needs of MLPF&S or holders of the notes into consideration in determining, composing or calculating the Index.  S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash.  S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes.  There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors.  Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice.   Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes.  In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Index.  It is possible that this trading activity will affect the value of the notes.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, BAC, MLPF&S, BOFAS, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MLPF&S, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
The EURO STOXX 50® Index
The SX5E was created by STOXX, which is part of the Deutsche Börse Group. Publication of the SX5E began in February 1998, based on an initial SX5E level of 1,000 at December 31, 1991. On March 1, 2010, STOXX announced the removal of the “Dow Jones” prefix from all of its indices, including the SX5E.
SX5E Composition and Maintenance
For each of the 20 EURO STOXX regional supersector indices, the stocks are ranked in terms of free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding supersector index. If the next highest-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. All current stocks in the SX5E are then added to the selection list. All of the stocks on the selection list are then ranked in terms of free-float market capitalization to produce the final index selection list.  The largest 40 stocks on the selection list are selected; the remaining 10 stocks are selected from the largest remaining current stocks ranked between 41 and 60; if the number of stocks selected is still below 50, then the largest remaining stocks are selected until there are 50 stocks. In exceptional cases, STOXX’s management board can add stocks to and remove them from the selection list.
The SX5E components are subject to a capped maximum index weight of 10%, which is applied on a quarterly basis.
The composition of the SX5E is reviewed annually, based on the closing stock data on the last trading day in August. Changes in the composition of the SX5E are made to ensure that the SX5E includes the 50 market sector leaders from within the SX5E.
The free float factors for each component stock used to calculate the SX5E, as described below, are reviewed, calculated, and implemented on a quarterly basis and are fixed until the next quarterly review.
The SX5E is subject to a “fast exit rule.” The SX5E components are monitored for any changes based on the monthly selection list ranking. A stock is deleted from the SX5E if: (a) it ranks 75 or below on the monthly selection list and (b) it has been ranked 75 or
Autocallable Strategic Accelerated Redemption Securities®	TS-15

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
below for a consecutive period of two months in the monthly selection list. The highest-ranked stock that is not an index component will replace it.  Changes will be implemented on the close of the fifth trading day of the month, and are effective the next trading day.
The SX5E is also subject to a “fast entry rule.”  All stocks on the latest selection lists and initial public offering (IPO) stocks are reviewed for a fast-track addition on a quarterly basis. A stock is added, if (a) it qualifies for the latest STOXX blue-chip selection list generated end of February, May, August or November and (b) it ranks within the “lower buffer” on this selection list.
The SX5E is also reviewed on an ongoing monthly basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings, and bankruptcy) that affect the SX5E composition are announced immediately, implemented two trading days later and become effective on the next trading day after implementation.
SX5E Calculation
The SX5E is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the SX5E value can be expressed as follows:
The “free float market capitalization of the SX5E” is equal to the sum of the product of the price, the number of shares and the free float factor and the weighting cap factor for each component stock as of the time the SX5E is being calculated.
The SX5E is also subject to a divisor, which is adjusted to maintain the continuity of the SX5E values across changes due to corporate actions, such as the deletion and addition of stocks, the substitution of stocks, stock dividends, and stock splits.
Neither we nor any of our affiliates, including the selling agent, accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the SX5E or any successor to the SX5E. STOXX does not guarantee the accuracy or the completeness of the SX5E or any data included in the SX5E. STOXX assumes no liability for any errors, omissions, or disruption in the calculation and dissemination of the SX5E. STOXX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the SX5E or the manner in which the SX5E is applied in determining the amount payable on the notes at maturity.
The following graph shows the daily historical performance of the SX5E in the period from January 1, 2014 through April 17, 2024. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On April 17, 2024, the closing level of the SX5E was 4,914.13.
Historical Performance of the SX5E (EURO STOXX 50® Index)

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This historical data on the SX5E is not necessarily indicative of the future performance of the SX5E or what the value of the notes may be. Any historical upward or downward trend in the level of the SX5E during any period set forth above is not an indication that the level of the SX5E is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the levels of the SX5E.
License Agreement
Autocallable Strategic Accelerated Redemption Securities®	TS-16

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
One of our affiliates has entered into a non-exclusive license agreement with STOXX providing for the license to it and certain of its affiliated companies, including us, in exchange for a fee, of the right to use indices owned and published by STOXX (including the SX5E) in connection with certain securities, including the notes offered hereby.
The license agreement requires that the following language be stated in this document:
STOXX and its licensors (the “Licensors”) have no relationship to us, other than the licensing of the SX5E and the related trademarks for use in connection with the notes. STOXX and its Licensors do not:
■	sponsor, endorse, sell, or promote the notes;
■	recommend that any person invest in the notes offered hereby or any other securities;
■	have any responsibility or liability for or make any decisions about the timing, amount, or pricing of the notes;
■	have any responsibility or liability for the administration, management, or marketing of the notes; or
■	consider the needs of the notes or the holders of the notes in determining, composing, or calculating the SX5E, or have any obligation to do so.
STOXX and its Licensors will not have any liability in connection with the notes. Specifically:
■	STOXX and its Licensors do not make any warranty, express or implied, and disclaims any and all warranty concerning:
■	the results to be obtained by the notes, the holders of the notes or any other person in connection with the use of the SX5E and the data included in the SX5E;
■	the accuracy or completeness of the SX5E and its data;
■	the merchantability and the fitness for a particular purpose or use of the SX5E and its data;
■	STOXX and its Licensors will have no liability for any errors, omissions, or interruptions in the SX5E or its data; and
■	Under no circumstances will STOXX be liable for any lost profits or indirect, punitive, special, or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.
The licensing agreement discussed above is solely for our benefit and that of STOXX, and not for the benefit of the holders of the notes or any other third parties.
The FTSE® 100 Index
The FTSE® 100 Index (the “UKX”) is a market capitalization-weighted index of the 100 most highly capitalized U.K.-listed blue-chip companies traded on the London Stock Exchange. The UKX was developed with a base level of 1,000 as of December 30, 1983. It is calculated, published and disseminated by FTSE Russell (“FTSE”), a company owned by the London Stock Exchange Plc (the “Exchange”).
Additional information on the FTSE® 100 Index is available from the following website: ftse.com/uk. We are not incorporating by reference that website or any material it includes in this document.
Index Composition and Selection Criteria
The UKX consists of the 100 largest U.K.-listed blue-chip companies, based on full market capitalization, that pass screening tests for price and liquidity. The UKX is reviewed on a quarterly basis in March, June, September and December based on data from the close of business on the Tuesday before the first Friday of the review month. The FTSE Europe, Middle East & Africa Regional Advisory Committee (the “Committee”), meets quarterly to approve the constituents of the UKX. These meetings are held on the Wednesday before the first Friday in March, June, September and December. Any constituent changes are implemented after the close of business on the third Friday of the review month (i.e., effective Monday), following the expiration of the London International Financial Futures and Options Exchange futures and options contracts.
Eligibility Standards
Only “premium listed” equity shares, as defined by the Financial Conduct Authority in its Listing Rules Sourcebook, are eligible for inclusion in the UKX. Eligible stocks must pass price and liquidity screens before being included in the UKX. Additionally, a stock must have a free float (as described below) of greater than 5%.
Price Screen — With regard to the price screen, the Committee must be satisfied that an accurate and reliable price exists for purposes of determining the market value of a company. To be eligible for inclusion in the UKX, a stock must have a full listing on the London Stock Exchange with a Sterling-denominated price on SETS (the London Stock Exchange’s trading service for UK blue-chip securities).
Minimum Voting Rights Screen — Companies are required to have greater than 5% of the company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders in order to be eligible for index inclusion. Current constituents who do not meet this requirement will have until the September 2022 review to meet the requirement or they will be removed from the index.
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Liquidity Screen — With regard to liquidity, each eligible stock is tested for liquidity annually in June by calculating its median daily trading per month. When calculating the median of daily trades per month of any security, a minimum of five trading days in each month must exist, otherwise the month is excluded from the test. Liquidity is tested from the first business day in May of the previous year to the last business day of April. The median trade is calculated by ranking each daily trade total and selecting the middle-ranking day. Any period of suspension is not included in the test. The liquidity test is applied on a pro-rata basis where the testing period is less than 12 months. A stock not presently included in the UKX that does not turnover at least 0.025% of its shares in issue (after application of any investability weightings) based on its median daily trade per month in at least ten of the 12 months prior to the annual index review in June will not be eligible for inclusion until the next annual review. An existing constituent failing to trade at least 0.015% of its shares in issue (after the application of any investability weightings) based on its median daily trade per month for at least eight of the 12 months prior to the annual index review will be removed from the UKX and will not be eligible for inclusion until the next annual review. New issues will become eligible for inclusion in the UKX at the quarterly review following their issuance provided that they have a minimum trading record of at least 20 trading days prior to the review date and that they have turned over at least 0.025% of their shares in issue (after the application of any investability weightings) based on their median daily trade per month since listing.
Market Capitalization Ranking — Eligible stocks that pass the price and liquidity screens are ranked by the Committee according to their market capitalization before the application of any adjustments based on the extent to which the shares are publicly traded. Only the quoted equity capital of a constituent company will be included in the calculation of its market capitalization. Where a company has two or more classes of equity, secondary lines will be included in the calculation of the market capitalization of the company only if those lines are significant and liquid. The Committee will add a stock to the UKX at the quarterly review if it has risen to 90th place or above on the full market capitalization rankings and will delete a stock at the quarterly review if it has fallen to 111th place or below on these rankings. Market capitalization rankings are calculated using data as of the close of business on the day before the review.
100 Constituent Limitation — The UKX always contains 100 constituents. If a greater number of companies qualify to be inserted in the UKX than qualify to be removed, the lowest ranking constituents of the UKX will be removed so that the total number of stocks remains at 100 following inclusion of those that qualify to be inserted. Likewise, if a greater number of companies qualify to be removed than to be inserted at the quarterly review, securities of the highest-ranking companies that are then not included in the UKX will be inserted to match the number of companies being removed, in order to maintain the total at 100.
Index Calculation
The UKX is a market capitalization weighted index. This means that the price movement of a larger company (that is, one representing larger percentage of the UKX) will have a greater effect on the level of the UKX than will the price movement of a smaller company (that is, one representing a smaller percentage of the UKX).
The value of the UKX is represented by a fraction, (a) the numerator of which is the sum of the product of (i) the price of each component stock, (ii) the number of shares issued for each such component and (iii) a free float factor for each such component (described more fully below), and (b) the denominator of which is a divisor. The divisor represents the total issued share capital of the UKX on the base date; the divisor may be adjusted as necessary to allow for changes in issued share capital of individual securities without distorting the UKX.
As noted above, a free float factor is applied to each index component. By employing this approach, FTSE uses the investable market capitalization, not the total market capitalization, of each constituent to determine the value of the UKX. Investable market capitalization depends on free float. The following are excluded from free float: shares directly owned by state, regional, municipal and local governments (excluding shares held by independently managed pension schemes for governments); shares held by sovereign wealth funds where each holding is 10% or greater of the total number of shares in issue (if the holding subsequently decreases below 10%, the shares will be excluded from free float until the holding falls below 7%); shares held by directors, senior executives and managers of the company, and by their family and direct relations, and by companies with which they are affiliated; shares held within employee share plans; shares held by public companies or by non-listed subsidiaries of public companies; shares held by founders, promoters, former directors, founding venture capital and private equity firms, private companies and individuals (including employees) where the holding is 10% or greater of the total number of shares in issue (if the holding subsequently decreases below 10%, the shares will be excluded from free float until the holding falls below 7%); all shares where the holder is subject to a lock-in clause (for the duration of that clause, after which free float changes resulting from the expiration of a lock-in clause will be implemented at the next quarterly review subsequent to there being a minimum of 20 business days between the expiration date of such lock-in clause and the index review date); shares held for publicly announced strategic reasons, including shares held by several holders acting in concert; and shares that are subject to ongoing contractual agreements (such as swaps) where they would ordinarily be treated as restricted.
The UKX is recalculated whenever errors or distortions occur that are deemed to be significant. Users of the UKX are notified through appropriate media.
Index Maintenance
The UKX is reviewed quarterly for changes in free float. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. Following a takeover or merger involving one or more index constituents, the free float restrictions will be based on restricted holdings in the successor company and will be implemented when the offer has completed (or lapsed) unless it directly reflects a corporate action independent of and not conditional on the takeover or merger completing or lapsing. If the corporate event includes another corporate action that affects the UKX, a change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float will be applied at the next quarterly review. Following the application of an initial free float restriction, a stock’s free float will only be changed if its rounded free float moves more than three percentage points above or
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below the existing rounded free float. Companies with a free float of above 99% and of 15% or below will not be subject to the three percentage points threshold.
At each quarterly review, the Committee publishes a Reserve List containing the six highest ranking non-constituents of the UKX. The Reserve List will be used in the event that one or more constituents are deleted from the UKX during the period up to the next quarterly review. If a merger or takeover results in one index constituent being absorbed by another constituent, the resulting company will remain a constituent and a vacancy will be created. This vacancy will be filled by selecting the highest-ranking security in the Reserve List as at the close of the index calculation two days prior to the deletion and related index adjustment. If an index constituent is taken over by a non-constituent company, the original constituent will be removed and replaced by the highest-ranking non-constituent on the Reserve List. Any eligible company resulting from the takeover will be eligible to become the replacement company if it is ranked higher than any other company on the Reserve List. If a constituent company is split to form two or more companies, then the resulting companies will be eligible for inclusion as index constituents, based on their respective full market capitalizations (before the application of any investability weightings), provided that they qualify in all other respects. Any eligible company resulting from a split that has no available market price after 20 business days will be removed. If a split results in the inclusion of an ineligible non-equity security, such security will remain in the UKX for two trading days and then be removed. If a constituent is delisted or ceases to have a firm quotation, it will be removed from the list of constituents and be replaced by the highest-ranking eligible company from the Reserve List as at the close of the index calculation two days prior to the deletion.
Capitalization Adjustments
A premium listed secondary line of a company will be considered for index inclusion if its total market capitalization before the application of any adjustments based on the extent to which the shares are publicly traded, is greater than 25% of the total market capitalization of the company’s principal line and the secondary line is eligible, in its own right. Should the total market capitalization of a secondary line fall below 20% of the total market capitalization of the company’s principal line at an annual review, the secondary line will be deleted from the UKX unless its total market capitalization remains above the qualification level for continued inclusion as a constituent of the UKX at that review. Where a company has partly paid shares, these shares, together with the outstanding call(s), are both included in the UKX. Warrants to purchase ordinary shares and convertible securities are not included in the UKX until they are exercised or converted.
Share Weighting Changes — For the purposes of computing the UKX, the number of shares in issue for each constituent security is expressed to the nearest share and, to prevent a large number of insignificant weighting changes, the number of shares in issue for each constituent security is amended only when the total shares in issue held within the index system changes by more than 1% on a cumulative basis. Changes will be made quarterly after the close of business on the third Friday of March, June, September and December. The data for these changes will be taken from the close of business on the third Wednesday of the month prior to the review month.
If a corporate action is applied to a constituent, which involves a change in the number of shares in issue, the change in shares will be applied simultaneously with the corporate action. If accumulated changes in the number of shares in issue add up to 10% or more or when an accumulated share change represents $2 billion of a company’s total market capitalization, they are implemented between quarters. If an adjustment is made, it will be applied for the first time at the next review in March of the following year. All adjustments are made before the start of the index calculation on the day concerned, unless market conditions prevent this.
Shares in Issue Increase — When a company increases the number of shares it has in issue, the market capitalization of that company increases and the total market capitalization will rise accordingly. The index divisor is adjusted to maintain a constant index value.
Weighting Amendments — The market capitalization of a company is adjusted to take account of various corporate actions, in accordance with the rules of the UKX. To prevent the value of the UKX from changing due to such an event, all corporate actions which affect the market capitalization of the UKX require an offsetting divisor adjustment. By adjusting the divisor, the value of the UKX remains constant before and after the event. Below is a summary of the more frequent corporate actions and their resulting adjustment.
Market Disruption
If there is a system problem or situation in the market that is judged by FTSE to affect the quality of the constituent prices at any time when the UKX is being calculated, the UKX will be declared indicative (e.g., normally where a “fast market” exists in the equity market). The message “IND” will be displayed against the index value calculated by FTSE. The Committee must be satisfied that an accurate and reliable price for the purposes of determining the market value of a company exists. The Committee may exclude a security from the UKX should it consider that an “accurate and reliable” price is not available.
If any event leads to an error in the value of the UKX that is greater than three basis points at the local country index level, then the UKX will generally be recalculated, subject to discovery, within one month of the event. Where an alternative approach is available, FTSE may, at its sole discretion, choose not to recalculate.
The following graph shows the daily historical performance of the UKX in the period from January 1, 2014 through February 29, 2024. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On February 29, 2024, the closing level of the UKX was 7,847.99.
Historical Performance of the UKX (FTSE® 100 Index)
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Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027

8,000
7,500
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6,500
6,000
5,500
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4,500
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This historical data on the UKX is not necessarily indicative of the future performance of the UKX or what the value of the notes may be. Any historical upward or downward trend in the level of the UKX during any period set forth above is not an indication that the level of the UKX is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the levels of the UKX.
License Agreement
These notes are not in any way sponsored, endorsed, sold or promoted by FTSE or by The London Stock Exchange Limited (the “Exchange”) or by The Financial Times Limited (“FT”) and neither FTSE or Exchange of FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE® 100 Index and/or the figure at which the said index stands at any particular time on any particular day or otherwise. The index is compiled and calculated solely by FTSE. However, neither FTSE or Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the index and neither FTSE or Exchange or FT shall be under any obligation to advise any person of any error therein.
“FTSETM” and “FootsieTM” are trademarks of London Stock Exchange Limited and The Financial Times Limited and are used by FTSE under license.
The Nikkei Stock Average Index
The Index, also known as the Nikki 225 Index, is an equity index calculated, published, and disseminated by Nikkei Inc. The Index measures the composite price performance of selected Japanese stocks. The Index is currently based on 225 stocks (each, an “Index Stock”) trading on the Tokyo Stock Exchange (“TSE”) and represents a broad cross-section of Japanese industry. All 225 of the Index Stocks are listed in the First Section of the TSE. Index Stocks listed in the First Section are among the most actively traded stocks on the TSE.  The Index started on September 7, 1950. However, it was retroactively calculated back to May 16, 1949, when the TSE reopened for the first time after World War II.
Calculation of the Index
The Index is a modified, price-weighted index. Each Index Stock’s weight is based on its price per share rather than the total market capitalization of the issuer. Nikkei Inc. calculates the Index by multiplying the per share price of each Index Stock by the corresponding weighting factor for that Index Stock (a “Weight Factor”), calculating the sum of all these products and dividing that sum by a divisor. The divisor is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing 50 by the presumed par value of the relevant Index Stock, so that the share price of each Index Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of 50. Each Weight Factor represents the number of shares of the related Index Stock which are included in one trading unit of the Index. The stock prices used in the calculation of the Index are those reported by a primary market for the Index Stocks, currently the TSE.  The level of the Index is currently calculated once per 15 seconds during TSE trading hours.
In order to maintain continuity in the level of the Index in the event of certain changes due to non-market factors affecting the Index Stocks, such as the addition or deletion of stocks, stock splits, or increase in paid-in capital, the divisor used in calculating the Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Index. The divisor remains at
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the new value until a further adjustment is necessary as the result of another change.  In the event of a change affecting any Index Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable Weight Factor and divided by the new divisor, i.e., the level of the Index immediately after the change, will equal the level of the Index immediately prior to the change.
Index Maintenance
The Index is reviewed annually at the beginning of October. The purpose of the review is to maintain the representative nature of the Index Stocks. Stocks with high market liquidity are added and those with low liquidity are deleted. At the same time, to take changes in industry structure into account, the balance of the sectors, in terms of the number of constituents, is considered. Liquidity of a stock is assessed by the two measures: “trading value” and “magnitude of price fluctuation by volume,” which is calculated as (high price/low price) / volume. Among stocks on the TSE First Section, the top 450 stocks in terms of liquidity are selected to form the “high liquidity group”. Those constituents that are not in the high liquidity group are deleted. Those non-constituent stocks which are in the top 75 of the high liquidity group are added.
After the liquidity deletions and additions, constituents are deleted and added to balance the number of constituents among sectors, and to make the total number of the constituents equal 225. Among the 450 “high liquidity” stocks, half of those that belong to a sector are designated as the “appropriate number of stocks” for that sector. The actual number of constituents in a sector is then compared with its “appropriate number,” and if the actual number is larger or smaller than the “appropriate number,” then components are deleted or added, as necessary. Stocks to be deleted are selected from stocks with lower liquidity and stocks to be added are selected from stocks with higher liquidity. Stocks selected according to the foregoing procedures are candidates for addition or deletion, as applicable, and the final determinations will be made by Nikkei Inc.
The Index is also reviewed on an ongoing basis in response to extraordinary developments, such as bankruptcies or mergers. Any stock becoming ineligible for listing in the TSE First Section due to any of the following reasons will be removed from the Index: (i) bankruptcy and liquidation events; (ii) corporate restructurings, such as mergers, share exchanges or share transfers; (iii) excess debt or other reasons; or (iv) transfer to the TSE Second Section. In addition, a component stock designated as “security under supervision” becomes a deletion candidate. However, the decision to delete such a candidate will be made by examining the sustainability and the probability of delisting for each individual case. Upon deletion of a stock from the Index, Nikkei Inc. will generally select as a replacement the most liquid stock that is both in the “high liquidity group” and in the same sector as the deleted stock. When deletions are known in advance, replacements may be selected as part of the periodic review process or by using similar procedures.
The Tokyo Stock Exchange
The TSE is one of the world’s largest securities exchanges in terms of market capitalization.  Trading hours for most products listed on the TSE are currently from 9:00 A.M. to 11:00 A.M. and from 12:30 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.
Due to the time zone difference, on any normal trading day, the TSE will close prior to the opening of business in New York City on the same calendar day.  Therefore, the closing level of the Index on a trading day will generally be available in the U.S. by the opening of business on the same calendar day.
The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. The TSE may also suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock.  As a result, changes in the Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Index, and these limitations, in turn, may adversely affect the market value of the notes.
The following graph shows the daily historical performance of the NKY in the period from January 1, 2014 through April 17, 2024. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On April 17, 2024, the closing level of the NKY was 37,961.80.
Historical Performance of the NKY (Nikkei Stock Average Index)
Autocallable Strategic Accelerated Redemption Securities®	TS-21

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027

40,000
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0
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This historical data on the NKY is not necessarily indicative of the future performance of the NKY or what the value of the notes may be. Any historical upward or downward trend in the level of the NKY during any period set forth above is not an indication that the level of the NKY is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the levels of the NKY.
License Agreement
We have entered into an agreement with Nikkei Inc. providing us with a non-exclusive license with the right to use the Index in exchange for a fee.  The Index is the intellectual property of Nikkei Inc. (the “index sponsor”), formerly known as Nihon Keizai Shimbum, Inc. “Nikkei”, “Nikkei Stock Average”, and “Nikkei 225” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the Index.
The notes are not in any way sponsored, endorsed or promoted by the index sponsor. The index sponsor does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the Index or the figure as which the NKY stands at any particular day or otherwise. The NKY is compiled and calculated solely by the index sponsor. However, the index sponsor shall not be liable to any person for any error in the NKY and the index sponsor shall not be under any obligation to advise any person, including a purchaser or seller of the notes, of any error therein.
In addition, the index sponsor gives no assurance regarding any modification or change in any methodology used in calculating the Index and is under no obligation to continue the calculation, publication and dissemination of the NKY.
The Swiss Market Index
The Swiss Market Index (the “SMI”):
●	was first launched with a base level of 1,500 as of June 30, 1988; and
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●	is sponsored, calculated, published and disseminated by SIX Group Ltd., certain of its subsidiaries, and the Management Committee of SIX Swiss Exchange.
The SMI is a price return float-adjusted market capitalization-weighted index of the 20 largest stocks traded on the SIX Swiss Exchange. The Management Committee of SIX Swiss Exchange is supported by an Index Commission (advisory board) in all index-related matters, notably in connection with changes to the index rules and adjustments, additions and exclusions outside of the established review and acceptance period. The Index Commission meets at least twice annually.
Information regarding the SMI may be found on SIX Exchange’s website.  Please note that information included in that website is not included or incorporated by reference in this document.
Index Composition and Selection Criteria
The SMI is comprised of the 20 highest ranked stocks traded on the SIX Swiss Exchange that have a free float of 20% or more and that are not investment companies. The equity universe is largely Swiss domestic companies; however, in some cases, foreign issuers with a primary listing on the SIX Swiss Exchange or investment companies that do not hold any shares of any other eligible company and that have a primary listing on the SIX Swiss Exchange may be included.
The ranking of each security is determined by a combination of the following criteria:
●	average free-float market capitalization (compared to the capitalization of the entire SIX Swiss Exchange index family), and
●	cumulative on order book turnover (compared to the total turnover of the SIX Swiss Exchange index family).
Each of these two factors is assigned a 50% weighting in ranking the stocks eligible for the SMI.
The SMI is reconstituted annually after prior notice of at least two months on the third Friday in September after the close of trading.
The reconstitution is based on data from the previous July 1 through June 30. Provisional interim selection (ranking) lists are also published following the end of the third, fourth and first financial quarters.
In order to reduce turnover, an index constituent will not be replaced unless it is ranked below 23 or, if it is ranked 21 or 22, if another share ranks 18 or higher. If a company has primary listings on several exchanges and less than 50% of that company’s total turnover is generated on the SIX Swiss Exchange, it will not be included in the SMI unless it ranks at least 18 or better on the selection list on the basis of its turnover alone (i.e., without considering its free float).
Maintenance of the Index
Constituent Changes. In the case of major market changes as a result of capital events such as mergers or new listings, the Management Committee of SIX Swiss Exchange can decide at the request of the Index Commission that a security should be admitted to the SMI outside the annual review period as long as it clearly fulfills the criteria for inclusion. For the same reasons, a security can also be excluded if the requirements for admission to the SMI are no longer fulfilled. As a general rule, extraordinary acceptances into the SMI take place after a three-month period on a quarterly basis after the close of trading on the third Friday of March, June, September and December (for example, a security listed on or before the fifth trading day prior to the end of November cannot be included until the following March). An announced insolvency is deemed to be an extraordinary event and the security will be removed from the SMI with five trading days’ prior notice if the circumstances permit such notice.
Capped Weightings and Intra-Quarter Breaches. The weight of any index constituent that exceeds a weight of 18% within the index is reduced to that value at each quarterly index review by applying a capping factor to the calculation of such constituent’s free float market capitalization. A constituent’s number of shares and free float market capitalization are used to determine its capping factor. The excess weight (the difference of the original weight minus the capped weight) is distributed proportionally across the other index constituents. The constituents are also capped to 18% as soon as two index constituents exceed a weight of 20% (an “intra-quarter breach”). If an intra-quarter breach is observed after the close of the markets, a new calculation of the capping factors is executed immediately and communicated to the market in order to ensure that the maximum weight per constituent is capped at 18% for the opening on the next day. In order to achieve a capped weighting of the index without causing market distortion, a stepwise reduction is conducted based on the quarterly index reviews to ensure that no change in the weight (as a result of capping) from one review to the next exceeds 3%. The transition period is in effect until no component has a weight larger than 18%. In the case of an intra-quarter breach, the weights are limited to the last defined weights as of the prior review.
Number of Shares and Free Float. The securities included in the SMI are weighted according to their free float. This means that shares deemed to be in firm hands are subtracted from the total market capitalization of that company. The free float is calculated on the basis of outstanding shares. Issued and outstanding equity capital is, as a rule, the total amount of equity capital that has been fully subscribed and wholly or partially paid in and documented in the Commercial Register. Not counting as issued and outstanding equity capital are the approved capital and the conditional capital of a company. The free float is calculated on the basis of listed shares only. If a company offers several different categories of listed participation rights, each is treated separately for purposes of index calculation.
Shares held deemed to be in firm hands are shareholdings that have been acquired by one person or a group of persons in companies domiciled in Switzerland and which, upon exceeding 5%, have been reported to SIX Swiss Exchange. Shares of persons and groups of persons who are subject to a shareholder agreement which is binding for more than 5% of the listed shares or who, according to publicly known facts, have a long-term interest in a company, are also deemed to be in firm hands.
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For the calculation of the number of shares in firm hands, SIX Swiss Exchange may also use other sources than the reports submitted to it. In particular, SIX Swiss Exchange may use data gained from issuer surveys that it conducts itself.
In general, shares held by custodian nominees, trustee companies, investment funds, pension funds and investment companies are deemed free-floating regardless of whether a report has been made to SIX Swiss Exchange. SIX Swiss Exchange classifies at its own discretion persons and groups of persons who, because of their area of activity or the absence of important information, cannot be clearly assigned.
The free-float rule applies only to bearer shares and registered shares. Capital issued in the form of participation certificates and bonus certificates is taken into full account in calculating the SMI because it does not confer voting rights.
The number of securities in the SMI and the free-float factors are adjusted after the close of trading on four adjustment dates per year, the third Friday of March, June, September and December. Such changes are pre-announced at least one month before the adjustment date, although the index sponsor reserves the right to take account of recent changes before the adjustment date in the actual adjustment, so the definite new securities are announced five trading days before the adjustment date.
In order to avoid frequent slight changes to the weighting and to maintain the stability of the SMI, any extraordinary change of the total number of outstanding securities or the free float will only result in an extraordinary adjustment if it exceeds 10% and 5% respectively and is in conjunction with a corporate action.
After a takeover, SIX Swiss Exchange may, in exceptional cases, adjust the free float of a company upon publication of the end results after a five-day notification period or may exclude the security from the relevant index family. When an insolvency has been announced, an extraordinary adjustment will be made and the affected security will be removed from the SMI after five trading days’ notice.
The index sponsor reserves the right to make an extraordinary adjustment, in exceptional cases, without observing the notification period.
Calculation of the Index
The index sponsor calculates the SMI using the “Laspeyres formula,” with a weighted arithmetic mean of a defined number of securities issues. The formula for calculating the index value can be expressed as follows:
Index =	Free Float Market Capitalization of the index Divisor
The “free float market capitalization of the index” is equal to the sum of the product of the last-paid price, the number of shares, the free-float factor, the capping factor and, if a foreign stock is included, the current CHF exchange rate as of the time the index value is being calculated. The index value is calculated in real time and is updated whenever a trade is made in a component stock. Where any index component stock price is unavailable on any trading day, SIX Swiss Exchange will use the last reported price for such component stock. Only prices from the SIX Swiss Exchange’s electronic order book are used in calculating the SMI.
Divisor Value and Adjustments
The divisor is a technical number used to calculate the SMI and is adjusted to reflect changes in market capitalization due to corporate events, and is adjusted by SIX Swiss Exchange to reflect corporate events, as described in the index rules.
The following graph shows the daily historical performance of the SMI in the period from January 1, 2014 through April 17, 2024. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On April 17, 2024, the closing level of the SMI was 11,231.83.
Historical Performance of the SMI (Swiss Market Index)
Autocallable Strategic Accelerated Redemption Securities®	TS-24

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027

12,000
10,000
8,000
6,000
4,000
2,000
0
Jan-14
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Jan-24

This historical data on the SMI is not necessarily indicative of the future performance of the SMI or what the value of the notes may be. Any historical upward or downward trend in the level of the SMI during any period set forth above is not an indication that the level of the SMI is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the levels of the SMI.
License Agreement
The notes are not in any way sponsored, endorsed, sold or promoted by the SIX Swiss Exchange and the SIX Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI and/or the level at which the SMI stands at any particular time on any particular day. However, the SIX Swiss Exchange shall not be liable (whether through negligence or otherwise) to any person for any error in the index and the SIX Swiss Exchange shall not be under any obligation to disclose such errors.
SIX®, SIX Swiss Exchange®, SPI®, Swiss Performance Index (SPI)®, SPI EXTRA®, SMI®, Swiss Market Index® (SMI)®, SMIM®, SMI MID (SMIM)®, SMI Expanded®, SXI®, SXI LIFE SCIENCES®, SXI Bio+Medtech®, SBI®, SBI Swiss Bond Index®, VSMI®, SIX Immobilienfonds Index® and SIX Quotematch® are trademarks that have been registered in Switzerland and/or abroad by the SIX Swiss Exchange. Their use is subject to a license.
Autocallable Strategic Accelerated Redemption Securities®	TS-25

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
The S&P/ASX 200 Index
The S&P/ASX 200 Index (the “AS51”):
●	was first launched in 1979 by the Australian Securities Exchange and was acquired and re-launched by its current index sponsor on April 3, 2000; and
●	is sponsored, calculated, published and disseminated by S&P Dow Jones Indices LLC, a part of McGraw Hill Financial (“S&P”).
The AS51 includes 200 companies and covers approximately 80% of the Australian equity market by market capitalization. As discussed below, the AS51 is not limited solely to companies having their primary operations or headquarters in Australia or to companies having their primary listing on the Australian Securities Exchange (the “ASX”). All ordinary and preferred shares (if such preferred shares are not of a fixed income nature) listed on the ASX, including secondary listings, are eligible for the AS51. Hybrid stocks, bonds, warrants, preferred stock that provides a guaranteed fixed return and listed investment companies are not eligible for inclusion.
The AS51 is intended to provide exposure to the largest 200 eligible securities that are listed on the ASX by float-adjusted market capitalization.  Constituent companies for the AS51 are chosen based on market capitalization, public float and liquidity. All index-eligible securities that have their primary or secondary listing on the ASX are included in the initial selection of stocks from which the 200 index stocks may be selected.
The float-adjusted market capitalization of companies is determined based on the daily average market capitalization over the last six months. The security’s price history over the last six months, the latest available shares on issue and the investable weight factor (the “IWF”), are the factors relevant to the calculation of daily average market capitalization. The IWF is a variable that is primarily used to determine the available float of a security for ASX listed securities.
Information regarding the S&P®/ASX 200 Index may be found on S&P’s website. That information is updated from time to time on that website.  Please note that information included in that website is not included or incorporated by reference in this document.
Number of Shares
When considering the index eligibility of securities for inclusion or promotion into S&P/ASX indices, the number of index securities under consideration is based upon the latest available ASX quoted securities. For domestic securities (companies incorporated in Australia and traded on the ASX, companies incorporated overseas but exclusively listed on the ASX and companies incorporated overseas and traded on other markets but most of its trading activity is on the ASX), this figure is purely based upon the latest available data from the ASX.
Foreign-domiciled securities may quote the total number of securities on the ASX that is representative of their global equity capital; whereas other foreign-domiciled securities may quote securities on the ASX on a partial basis that represents their Australian equity capital. In order to overcome this inconsistency, S&P will quote the number of index securities that are represented by CHESS Depositary Interests (“CDIs”) for a foreign entity. When CDIs are not issued, S&P will use the total securities held on the Australian register (CHESS and, where supplied, the issuer sponsored register). This quoted number for a foreign entity is representative of the Australian equity capital, thereby allowing the AS51 to be increasingly reflective of the Australian market.
The number of CDIs or shares of a foreign entity quoted on the ASX can experience more volatility than is typically the case for ordinary shares on issue. Therefore, an average number on issue will be applied over a six-month period.
Where CDI information is not supplied to the ASX by the company or the company’s share register, estimates for Australian equity capital will be drawn from CHESS data and, ultimately, registry-sourced data.
IWF
The IWF represents the float-adjusted portion of a stock’s equity capital. Therefore any strategic holdings that are classified as either corporate, private or government holdings reduce the IWF which, in turn, results in a reduction in the float-adjusted market capital.
The IWF ranges between 0 and 1, is calculated as 1 – Sum of the % held by strategic shareholders who possess 5% or more of issued shares, and is an adjustment factor that accounts for the publicly available shares of a company. A company must have a minimum IWF of 0.3 to be eligible for index inclusion.
S&P Dow Jones Indices identifies the following shareholders whose holdings are considered to be control blocks and are subject to float adjustment:
1.	Government and government agencies;
2.	Controlling and strategic shareholders/partners;
3.	Any other entities or individuals which hold more than 5%, excluding insurance companies, securities companies and investment funds; and
4.	Other restricted portions such as treasury stocks.
Autocallable Strategic Accelerated Redemption Securities®	TS-26

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
Liquidity Test
Only stocks that are regularly traded are eligible for inclusion. Eligible stocks are considered for index inclusion based on their stock median liquidity (median daily value traded divided by its average float-adjusted market capitalization for the last six months relative to the market capitalization weighted average of the stock median liquidities of the 500 constituents of the All Ordinaries index, another member of the S&P/ASX index family).
Index Maintenance
S&P rebalances constituents quarterly to ensure adequate market capitalization and liquidity using the previous six months’ data to determine index eligibility. Quarterly review changes take effect the third Friday of March, June, September and December. Eligible stocks are considered for index inclusion based on their float-adjusted market capitalization rank relative to the stated quota of 200 securities. For example, a stock that is currently in the S&P/ASX 300 and is ranked at 175, based on float-adjusted market capitalization, within the universe of eligible securities may be considered for inclusion into the AS51, provided that liquidity hurdles are met.
In order to limit the level of index turnover, eligible securities will only be considered for index inclusion once another stock is excluded due to a sufficiently low rank and/or liquidity, based on the float-adjusted market capitalization. Potential index inclusions and exclusions need to satisfy buffer requirements in terms of the rank of the stock relative to a given index. The buffers are established to limit the level of index turnover that may take place at each quarterly rebalancing.
Between rebalancing dates, an index addition is generally made only if a vacancy is created by an index deletion. Index additions are made according to float-adjusted market capitalization and liquidity. An initial public offering is added to the AS51 only when an appropriate vacancy occurs and is subject to proven liquidity for at least two months. An exception may be made for extraordinary large offerings where sizeable trading volumes justify index inclusion.
Deletions can occur between index rebalancing dates due to acquisitions, mergers and spin-offs or due to suspension or bankruptcies. The decision to remove a stock from the AS51 will be made once there is sufficient evidence that the transaction will be completed. Stocks that are removed due to mergers and acquisitions are removed from the AS51 at the cash offer price for cash-only offers. Otherwise, the best available price in the market is used.
Share numbers for all index constituents are updated quarterly and are rounded to the nearest thousand. The update to the number of issued shares will be considered if the change is at least 5% of the float adjusted shares or $100 million in value.
Share updates for foreign-domiciled securities will take place annually at the March rebalancing. The update to the number of index shares will only take place when the six-month average of CDIs or the Total Securities held in the Australian branch of issuer sponsored register (where supplied) and in CHESS, as of the March rebalancing, differs from the current index shares by either 5% or a market-cap dollar amount greater than A$100 million. Where CDI information is not supplied to the ASX by the company or the company’s share register, estimates for Australian equity capital will be drawn from CHESS data and, ultimately, registry-sourced data.
Intra-quarter share changes are implemented at the effective date or as soon as reliable information is available; however, they will only take place in the following circumstances:
●	changes in a company’s float-adjusted shares of 5% or more due to market-wide shares issuance;
●	rights issues, bonus issues and other major corporate actions; and
●	share issues resulting from index companies merging and major off-market buy-backs.
Share changes due to mergers or acquisitions are implemented when the transaction occurs, even if both of the companies are not in the same index and regardless of the size of the change.
IWFs are reviewed annually as part of the September quarterly review. However, any event that alters the float of a security in excess of 5% will be implemented as soon as practicable by an adjustment to the IWF.
The function of the IWF is also to manage the index weight of foreign-domiciled securities that quote shares on the basis of CDIs. Due to the volatility that is displayed by CDIs, unusually large changes in the number of CDIs on issue could result. Where this is the case, the IWF may be used to limit the effect of unusually large changes in the average number of CDIs (and, thereby, limit the potential to manipulate this figure). Where the Australian Index Committee sees fit to apply the IWF in this manner, the rationale for the decision will be announced to the market. This will be reviewed annually at the March-quarter index rebalancing date.
Calculation of the AS51
The AS51 is calculated using a base-weighted aggregate methodology. The value of the AS51 on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the price of each stock in the AS51 times the number of shares of such stock included in the AS51 times that stock’s IWF, and the denominator of which is the divisor, which is described more fully below.
In order to prevent the value of the AS51 from changing due to corporate actions, all corporate actions may require S&P to make an index or divisor adjustment, as described in S&P’s rules. This helps maintain the value of the AS51 and ensures that the movement of the AS51 does not reflect the corporate actions of the individual companies that comprise the AS51.
Autocallable Strategic Accelerated Redemption Securities®	TS-27

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
In situations where an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, S&P will calculate the closing price of the indices based on (1) the closing prices published by the exchange or (2) if no closing price is available, the last regular trade reported for each security before the exchange closed. If the exchange fails to open due to unforeseen circumstances, S&P treats this closure as a standard market holiday. The AS51 will use the prior day’s closing prices and shifts any corporate actions to the following business day. If all exchanges fail to open or in other extreme circumstances, S&P may determine not to publish the AS51 for that day.
S&P reserves the right to recalculate the AS51 under certain limited circumstances.
The following graph shows the daily historical performance of the AS51 in the period from January 1, 2014 through April 17, 2024. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On April 17, 2024, the closing level of the AS51 was 7,605.590.
Historical Performance of the AS51 (S&P/ASX 200 Index)

8,000
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This historical data on the AS51 is not necessarily indicative of the future performance of the AS51 or what the value of the notes may be. Any historical upward or downward trend in the level of the AS51 during any period set forth above is not an indication that the level of the AS51 is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the levels of the AS51.
License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC. “Standard & Poor’s®,” “S&P®/ASX 200®” and “S&P®” are trademarks of S&P. These trademarks have been sublicensed for certain purposes by our affiliate, MLPF&S.  The S&P®/ASX 200 Index is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by MLPF&S.
The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). Neither S&P nor the Australia Stock Exchange make any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P®/ASX 200 Index to track general stock market performance. S&P’s and the Australia Stock Exchange’s only relationship to MLPF&S is the licensing of certain trademarks and trade names of S&P and the Australia Stock Exchange and of the S&P®/ASX 200 Index, which index is determined, composed and calculated by S&P without regard to us, MLPF&S or the notes. S&P and the Australia Stock Exchange have no obligation to take our needs or the needs of MLPF&S or the owners of the notes into consideration in determining, composing or calculating the S&P®/ASX 200 Index. S&P and the Australia Stock Exchange are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P and the Australia Stock Exchange have no obligation or liability in connection with the administration, marketing or trading of the notes.
S&P AND THE AUSTRALIA STOCK EXCHANGE DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P®/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN AND S&P AND THE AUSTRALIA STOCK EXCHANGE SHALL HAVE
Autocallable Strategic Accelerated Redemption Securities®	TS-28

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P AND THE AUSTRALIA STOCK EXCHANGE MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, MLPF&S, OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P®/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN. S&P AND THE AUSTRALIA STOCK EXCHANGE MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P®/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING,
IN NO EVENT SHALL S&P OR THE AUSTRALIA STOCK EXCHANGE HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
The FTSE® China 50 Index
The XIN0I was previously known as the “FTSE China 25 index.” On September 22, 2014, FTSE Russell expanded the XIN0I to a 50 stock index, and changed its name from FTSE China 25 Index to FTSE® China 50 Index. The XIN0I is a stock index calculated, published and disseminated by FTSE Russell, and is designed to represent the performance of the mainland Chinese market that is available to international investors. The XIN0I is calculated and published in Hong Kong dollars and United States dollars and is currently based on the 50 largest and most liquid Chinese stocks (called “H” shares, “P Chips” and “Red Chips”), listed and trading on the Hong Kong Stock Exchange. Currently, only “H” shares, “Red Chip” shares and “P Chip” shares are eligible for inclusion in the XIN0I. “H” shares are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese government for listing and trading on the Hong Kong Stock Exchange. “Red Chip” shares are securities of companies incorporated outside the People’s Republic of China, which are substantially owned directly or indirectly by the Chinese government, have the majority of their revenue or assets derived from mainland China and are listed on the Hong Kong Stock Exchange. “P Chip” shares are securities of companies incorporated outside the People’s Republic of China, which are controlled by individuals located in mainland China, have the majority of their revenue or assets derived from mainland China and are listed on the Hong Kong Stock Exchange.
Standards for Listing and Maintenance
All classes of equity in issue are eligible for inclusion in the XIN0I, subject to certain restrictions, however, each constituent must also be a constituent of the FTSE® All-World Index. The FTSE® All-World Index is a market-capitalization weighted index designed to represent the performance of the large- and mid- capitalization stocks from the FTSE® Global Equity Index Series and covers approximately 90.00% to 95.00% of the world’s investable market capitalization. Companies whose business is that of holding equity and other investments (e.g., investment trusts) are not eligible for inclusion. Convertible preference shares and loan stocks are excluded until converted.
Securities must be sufficiently liquid to be traded, therefore, the following criteria, among others, are used to ensure that illiquid securities are excluded:
●	Price. There must be an accurate and reliable price for the purposes of determining the market value of a company.
●
Liquidity. Each security is tested for liquidity on a semi-annual basis in March and September by calculation of its monthly median of daily trading volume as part of the FTSE® All-World Index review. When calculating the median of daily trading volume of any security for a particular month, a minimum of 5 trading days in that month must exist, otherwise the month will be excluded from the test.

For each month, the daily trading volume for each security is calculated as a percentage of the shares in issue for that day adjusted by the free float at the review cut-off date. These daily values are then ranked in descending order and the median is taken by selecting the value for the middle ranking day if there is an odd number of days and the mean of the middle two if there is an even number of days.
Daily totals with zero trades are included in the ranking; therefore, a security that fails to trade for more than half of the days in a month will have a zero median trading volume for that month.
Any period suspension will not be included in the test.
The liquidity test will be applied on a pro-rata basis where the testing period is less than 12 months:
(i)
A non-constituent which does not turnover at least 0.05% of their shares in issue (after the application of any free float weightings) based on their median daily trading volume per month in ten of the twelve months prior to a full market review, will not be eligible for inclusion in the XIN0I.

(ii)
An existing constituent which does not turnover at least 0.04% of its shares in issue (after the application of any free float weightings) based on its median daily trading volume per month for a least eight of the twelve months prior to a full market review will be removed from the XIN0I.

(iii)
New issues which do not have a twelve-month trading record must have a minimum three-month trading record when reviewed. They must turnover at least 0.05% of their free float adjusted shares based on their median daily trading volume each month, on a pro-rata basis since listing. When testing liquidity, the free float weight as at the last date in the testing period will be used for the calculation for the whole of that period. This rule will not apply to new issues added under fast entry inclusion as part of the FTSE® All-World Index review.

Autocallable Strategic Accelerated Redemption Securities®	TS-29

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
At the sole discretion of FTSE Russell, the above percentage figures may be adjusted by up to 0.01% at the March and September review so that, in FTSE Russell’s opinion, the XIN0I better reflects the liquid investable market of the region. This discretion may only be exercised across the whole market and may not be applied to individual securities.
At the March and September reviews of the FTSE® All-World Index, newly listed companies will have their liquidity assessed on a pro-rata basis.
●
New Issues. New issues, which do not qualify as early entrants, will become eligible for inclusion at the March and September reviews of the FTSE All-World Index providing they have, since the commencement of official non-conditional trading, a minimum of at least three trading months prior to the date of that review and turnover of at least 0.05% of their free float adjusted shares based in issue based on their median daily trading volume each month, on a pro rata basis since their listing.

The inclusion of early entries will not require a minimum trading record.
The XIN0I, like other indices of FTSE Russell, is governed by an independent advisory committee, the FTSE Russell Asia Pacific Regional Equity Advisory Committee, that ensures that the XIN0I is operated in accordance with its published ground rules, and that the rules remain relevant to the XIN0I. The FTSE Russell Asia Pacific Regional Equity Advisory Committee is responsible for undertaking the review of the XIN0I and for approving changes of constituents.

Computation of the tracked index
The XIN0I is calculated using the free float index calculation methodology of FTSE Russell. The XIN0I is calculated using the following formula:

Where:
“N” is the number of securities in the XIN0I;
“p i ” is the latest trade price of the component security “i” (or the price at the close of the XIN0I on the previous day);
“e i ” is the exchange rate required to convert the security’s currency into the XIN0I’s base currency;
 “s i ” is the number of shares in issue used by FTSE for the security;
 “f i ” is the investability weighting factor published by FTSE, to be applied to such security to all amendments to its weighting, expressed as a number between 0 and 1, where 1 represents a 100.00% free float;
“c i ” is the capping factor published by FTSE to be applied to a security to correctly weight that security in the XIN0I; and
“d” is the divisor, a figure that represents the total issued share capital of the XIN0I at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities to be made without distorting the XIN0I.
The capping factor serves to limit the weight of any individual company to no more than 9.00% of the XIN0I and to limit the aggregate weight of all companies that have a weight greater than 4.50% to no more than 38.00% of the XIN0I.
The XIN0I uses actual trade prices for securities with local stock exchange quotations.
Free float restrictions are calculated using available published information. Companies with a free float of 5.00% or below are excluded from the XIN0I. In June, a constituent’s free float will be updated regardless of size. No buffers are applied. Quarterly updates to free float will be applied after the close of business on the third Friday of March, June, September and December. Free float changes resulting from corporate events will not be subject to the buffers as detailed above and will be implemented in line with the event.
The XIN0I will be periodically reviewed for changes in free float. These reviews will coincide with the quarterly reviews of the XIN0I. Implementation of any changes will happen at close of trading on the third Friday in March, June, September and December.
A constituent’s free float will also be reviewed and adjusted if necessary:
●	By identifying information which necessitates a change in free float weighting;
●	Following a corporate event; or
●	Expiry of a lock-in clause.
If a corporate event includes a corporate action which affects the XIN0I, any change in free float will be implemented at the same time as the corporate action.
Foreign ownership limits, if any, will be applied after calculating the actual free float restriction. FTSE’s methodology takes account of the restrictions placed on the equity holdings of foreigners in a company where these have been imposed by governments or regulatory
Autocallable Strategic Accelerated Redemption Securities®	TS-30

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
authorities, for example on strategically sensitive industrial sectors such as defense and telecommunications, or where they have been explicitly set out in a company’s constitution. Where the presence of foreign ownership restrictions creates a limit on foreign ownership that is more restrictive than the calculated free float for a company, the precise foreign ownership limit is used in place of the free float for the purposes of calculating the company’s investability weight. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the above.
Where a company’s shares are issued partly, or nil, paid and the call dates are already determined and known, the market price will, for the purposes of calculating its market capitalization, be adjusted so as to include all such calls (i.e., the fully paid price)
Periodic Review of Constituents
The quarterly review of the XIN0I constituents takes place in March, June, September and December. The constituents will be reviewed using data from the close of business on the Monday following the third Friday in February, May, August and November. Where there is a market holiday in either China or Hong Kong on the Monday following the third Friday, the close of business on the last trading day prior to the Monday after the third Friday, where both markets are open, will be used. Any constituent changes will be implemented after the close of business on the third Friday of March, June, September and December.
At the quarterly review, the constituents of the XIN0I are capped using prices adjusted for corporate actions as at the close of business on the second Friday in March, June, September and December. The capping is implemented after close of business on the third Friday in March, June, September and December based on the constituents, shares in issue and free float on the next trading day following the third Friday of the review month.
Quarterly changes are published after the close of business on the Wednesday before the first Friday of March, June, September and December to give users of the XIN0I sufficient notification of the changes before their implementation.
At review, all constituents of the XIN0I must be existing or pending constituents to the FTSE® All-World Index, i.e., the review will take into consideration any constituent changes to the FTSE® All-World Index as announced by FTSE and will therefore be conducted before the implementation date of these changes.
A company will be inserted into the XIN0I at the periodic review if it rises to 40th position or above when the eligible companies are ranked by full market capitalization (before the application of any investability weightings).
A company in the XIN0I will be deleted at the periodic review if it falls to 61st position or below when the eligible companies are ranked by full market value (before the application of any investability weightings).
A constant number of constituents will be maintained for the XIN0I. Where a greater number of companies qualify to be inserted in the XIN0I than those qualifying to be deleted, the lowest ranking constituents presently included in the XIN0I will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest-ranking companies which are presently not included in the XIN0I will be inserted to match the number of companies being deleted at the periodic review.
The following graph shows the daily historical performance of the XIN0I in the period from January 1, 2014 through April 17, 2024. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On April 17, 2024, the closing level of the XIN0I was 10,951.05.
Historical Performance of the XIN01 (FTSE® China 50 Index)
Autocallable Strategic Accelerated Redemption Securities®	TS-31

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027

25,000
20,000
15,000
10,000
5,000
0
Jan-14
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This historical data on the XIN0I is not necessarily indicative of the future performance of the XIN0I or what the value of the notes may be. Any historical upward or downward trend in the level of the XIN0I during any period set forth above is not an indication that the level of the XIN0I is more or less likely to increase or decrease at any time over the term of the notes.
Before investing in the notes, you should consult publicly available sources for the levels of the XIN0I.
License Agreement
These notes are not in any way sponsored, endorsed, sold or promoted by FTSE or by The London Stock Exchange Limited (the “Exchange”) or by The Financial Times Limited (“FT”) and neither FTSE or Exchange of FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE® 100 Index and/or the figure at which the said index stands at any particular time on any particular day or otherwise. The index is compiled and calculated solely by FTSE. However, neither FTSE or Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the index and neither FTSE or Exchange or FT shall be under any obligation to advise any person of any error therein.
“FTSETM” and “FootsieTM” are trademarks of London Stock Exchange Limited and The Financial Times Limited and are used by FTSE under license.
Autocallable Strategic Accelerated Redemption Securities®	TS-32

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
Supplement to the Plan of Distribution; Conflicts of Interest
Under our distribution agreement with BofAS, BofAS will purchase the notes from us as principal at the public offering price indicated on the cover of this term sheet, less the indicated underwriting discount.
MLPF&S will purchase the notes from BofAS for resale, and will receive a selling concession in connection with the sale of the notes in an amount up to the full amount of underwriting discount set forth on the cover of this term sheet.
MLPF&S and BofAS, each a broker-dealer subsidiary of BAC, are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as selling agent, in the case of BofAS and as dealer in the case of MLPF&S, in the distribution of the notes. Accordingly, offerings of the notes will conform to the requirements of Rule 5121 applicable to FINRA members. Neither BofAS nor MLPF&S may make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.
We may deliver the notes against payment therefor in New York, New York on a date that is greater than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the initial settlement of the notes occurs more than two business days from the pricing date, purchasers who wish to trade the notes more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.
The notes will not be listed on any securities exchange. In the original offering of the notes, the notes will be sold in minimum investment amounts of 100 units. If you place an order to purchase the notes, you are consenting to MLPF&S and/or one of its affiliates acting as a principal in effecting the transaction for your account.
MLPF&S and BofAS may repurchase and resell the notes, with repurchases and resales being made at prices related to then-prevailing market prices or at negotiated prices, and these will include MLPF&S’s and BofAS’s trading commissions and mark-ups or mark-downs. MLPF&S and BofAS may act as principal or agent in these market-making transactions; however, neither is obligated to engage in any such transactions. At their discretion, for a short, undetermined initial period after the issuance of the notes, MLPF&S and BofAS may offer to buy the notes in the secondary market at a price that may exceed the initial estimated value of the notes. Any price offered by MLPF&S or BofAS for the notes will be based on then-prevailing market conditions and other considerations, including the performance of the Basket and the remaining term of the notes. However, neither we nor any of our affiliates is obligated to purchase your notes at any price, or at any time, and we cannot assure you that we or any of our affiliates will purchase your notes at a price that equals or exceeds the initial estimated value of the notes.
The value of the notes shown on your account statement will be based on BofAS’s estimate of the value of the notes if BofAS or another of our affiliates were to make a market in the notes, which it is not obligated to do. That estimate will be based upon the price that BofAS may pay for the notes in light of then-prevailing market conditions and other considerations, as mentioned above, and will include transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the notes.
An investor’s household, as referenced on the cover of this term sheet, will generally include accounts held by any of the following, as determined by MLPF&S in its discretion and acting in good faith based upon information then available to MLPF&S:
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the investor’s spouse (including a domestic partner), siblings, parents, grandparents, spouse’s parents, children and grandchildren, but excluding accounts held by aunts, uncles, cousins, nieces, nephews or any other family relationship not directly above or below the individual investor;

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a family investment vehicle, including foundations, limited partnerships and personal holding companies, but only if the beneficial owners of the vehicle consist solely of the investor or members of the investor’s household as described above; and

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a trust where the grantors and/or beneficiaries of the trust consist solely of the investor or members of the investor’s household as described above; provided that, purchases of the notes by a trust generally cannot be aggregated together with any purchases made by a trustee’s personal account.

Purchases in retirement accounts will not be considered part of the same household as an individual investor’s personal or other non-retirement account, except for individual retirement accounts (“IRAs”), simplified employee pension plans (“SEPs”), savings incentive match plan for employees (“SIMPLEs”), and single-participant or owners only accounts (i.e., retirement accounts held by self-employed individuals, business owners or partners with no employees other than their spouses).
Please contact your Merrill financial advisor if you have any questions about the application of these provisions to your specific circumstances or think you are eligible.
Autocallable Strategic Accelerated Redemption Securities®	TS-33

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
Structuring the Notes
The notes are our debt securities, the return on which is linked to the performance of the Basket. The related guarantees are BAC’s obligations. As is the case for all of our and BAC’s respective debt securities, including our market-linked notes, the economic terms of the notes reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked notes result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of notes at a rate that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This rate, which we refer to in this term sheet as BAC’s internal funding rate, is typically lower than the rate BAC would pay when it issues conventional fixed or floating rate debt securities. This generally relatively lower internal funding rate, which is reflected in the economic terms of the notes, along with the fees and charges associated with market-linked notes, typically results in the initial estimated value of the notes on the pricing date being less than their public offering price.
Payments on the notes, including the amount you receive at maturity or upon an automatic call, will be calculated based on the $10 per unit principal amount and will depend on the performance of the Basket. In order to meet these payment obligations, at the time we issue the notes, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined by seeking bids from market participants, including MLPF&S, BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Basket Components, the tenor of the notes and the tenor of the hedging arrangements.  The economic terms of the notes and their initial estimated value depend in part on the terms of these hedging arrangements.
BofAS has advised us that the hedging arrangements will include a hedging-related charge of approximately $0.05 per unit, reflecting an estimated profit to be credited to BofAS from these transactions.  Since hedging entails risk and may be influenced by unpredictable market forces, additional profits and losses from these hedging arrangements may be realized by BofAS or any third-party hedge providers.
For further information, see “Risk Factors” beginning on page 7 and “Use of Proceeds” on page 24 of the accompanying product supplement.
Autocallable Strategic Accelerated Redemption Securities®	TS-34

Autocallable Strategic Accelerated Redemption Securities® Linked to a Global Equity Index Basket, due April , 2027
Summary Tax Consequences
You should consider the U.S. federal income tax consequences of an investment in the notes, including the following:
■	There is no statutory, judicial, or administrative authority directly addressing the characterization of the notes.
■
You agree with us (in the absence of an administrative determination, or judicial ruling to the contrary) to characterize and treat the notes for all tax purposes as a callable single financial contract with respect to the Basket.

■
Under this characterization and tax treatment of the notes, a U.S. Holder (as defined beginning on page 71 of the prospectus) generally will recognize capital gain or loss upon maturity or upon a sale, exchange, or redemption of the notes prior to maturity. This capital gain or loss generally will be long-term capital gain or loss if you held the notes for more than one year.

■	No assurance can be given that the Internal Revenue Service (“IRS”) or any court will agree with this characterization and tax treatment.
■
Under current IRS guidance, withholding on “dividend equivalent” payments (as discussed in the product supplement), if any, will not apply to notes that are issued as of the date of this term sheet unless such notes are “delta-one” instruments.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. You should review carefully the discussion under the section entitled “U.S. Federal Income Tax Summary” beginning on page 41 of the accompanying product supplement.
Where You Can Find More Information
We and BAC have filed a registration statement (including a product supplement, a prospectus supplement, and a prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the Note Prospectus, including this term sheet, and the other documents relating to this offering that we and BAC have filed with the SEC, for more complete information about us, BAC and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, we, any agent, or any dealer participating in this offering will arrange to send you these documents if you so request by calling MLPF&S or BofAS toll-free at 1-800-294-1322.
Autocallable Strategic Accelerated Redemption Securities®	TS-35